UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement.

Insulet Corporation (the “Company”) and Amgen Inc. (“Amgen”) are party to a Supply Agreement, dated as of November 21, 2013 (the “Supply Agreement”), which has previously been amended by Amendment Number 1 through Amendment Number 12 (the “Prior Amendments”).  On December 20, 2016, the Company and Amgen entered into Amendment Number 13 to the Supply Agreement (the Supply Agreement, as amended by Amendment 13 and the Prior Amendments, the “Amended Supply Agreement”).

Under the Amended Supply Agreement, the Company agrees to supply Amgen with custom drug delivery devices (“Custom Devices”).  Amgen will purchase Custom Devices pursuant to purchase orders submitted to the Company under the Amended Supply Agreement, subject to the pricing, shipment, and delivery terms set forth in the Amended Supply Agreement.  Amgen will be required to provide the Company with a rolling 18-month forecast of Amgen’s monthly requirements for Custom Devices, a certain portion of which will be binding.

In addition, under the Amended Supply Agreement, the Company will undertake certain measures to provide Amgen with supply chain certainty with respect to the Custom Devices.  The Company and Amgen will seek to enter into arrangements with Flextronics Medical Sales and Marketing Ltd. (“Supplier”) pursuant to which Amgen will, among other things, have the right to purchase Custom Devices directly from Supplier in the event of (a) certain bankruptcy events affecting the Company or (b) certain performance failures by the Company. The Company will also use commercially reasonable efforts to develop certain redundant manufacturing, sterilization and assembly capabilities, as well as to establish and maintain certain redundant supplier relationships and certain additional tooling, component, and spare part supplies.

The Amended Supply Agreement generally prohibits the Company from developing, manufacturing, distributing, or selling wearable infusion devices for delivery of human therapeutics administered for certain specified purposes, other than to or for Amgen.  The Amended Supply Agreement also provides for certain rights and licenses to applicable intellectual property in connection with the arrangement.  The Amended Supply Agreement includes customary provisions as to confidentiality, insurance, indemnification, and dispute resolution.

The initial term of the Amended Supply Agreement will expire on December 31, 2023.  Under the Amended Supply Agreement, the Company and Amgen are obligated to negotiate in good faith to extend the term of the Amended Supply Agreement for consecutive two-year renewal terms.  However, either party may elect not to extend the term of the Amended Supply Agreement beyond the initial term or the then-applicable renewal term by providing notice to the other party 24 months before the expiration of the initial term or the then-applicable term.  In addition, Amgen has the right to terminate the Amended Supply Agreement at any time without cause upon 12 months prior notice to the Company, and each party has customary rights to terminate for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

December 21, 2016	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer